SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2015

BISON PETROLEUM, CORP.

(Exact name of Company as specified in its charter)

Nevada	333-167879	42-1771342
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)

23/F Tower B, Caizhi International Mansion

No.18, East Zhongguancun Road, Haidian District, Beijing, China

 (Address of principal executive offices)

86 10 6250 6999

 (Registrant's telephone number, including area code)

2825 E. Cottonwood Park, Suite 544

Salt Lake City, Utah 84121

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

We have made statements in this report that constitute forward-looking statements, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Item 5.01  Changes in Control of Registrant

On April 10, 2015, Antonio Martinez-Guzman, President and CEO of Bison, the owner of 20,000,000 shares, representing approximately 47.75%, of the common stock of Bison Petroleum, Corp. (the “Company”), Nelan Advisors Corp., the owner of 3,749,999 shares, representing approximately 8.95%, of the common stock of the Company, and ACR Holdings Limited, the owner of 1,333,336 shares, representing approximately 3.18%, of the common stock of the  Company, sold an aggregate of 25,083,335 shares, representing approximately 59.89% of the outstanding shares, of the Company’s common stock (the “Shares”) to the purchasers named below for a total purchase price of $160,000 ($140,000, $14,754 and $5,246, respectively), or $0.0006 per Share, pursuant to separate stock purchase agreements with HC Consulting Limited LLC, a Hong Kong company. The names of the purchasers, assignees of HC Consulting LLC,   and the number of Shares purchased by each of them, and the percentage of the outstanding shares of the Company’s common stock represented thereby, are as follows:

Yong Xu  - 18,310,834 (approximately 43.72% of the outstanding shares)

Yahong Zhao – 5,016,667 (approximately 11.98% of the outstanding shares)

Yinghua Zhang - 1,755,834 approximately 4.20% of the outstanding shares

The purchasers, all of whom are residents of the People’s Republic of China (“China”) , own in the aggregate 100% of common stock of Yinhang Internet Technologies Development , Inc., a Nevada corporation,  with variable interest entities engaged in providing web hosting services in China (collectively, “Yinhang”).  As a result, of the sale of the Shares, Yong Xu has become the principal stockholder of the Company. Yong Xu owns 73% of the equity interests of Yinhang and is CEO of Yinhang,

The purchasers purchased the Shares with the intention of acquiring Yinhang in a reverse acquisition transaction through a share exchange after which purchasers would own in excess of 95% of the outstanding shares of the Company, including newly issued shares of the Company’s common stock. There can be no assurance that the acquisition of Yinhang will be consummated, or if consummated, on the terms described above.

On April 10, 2015, in conjunction with the closing of the sale of the Shares to the purchasers named above, our then Board of Directors elected Yong Xu and Yahong Zhao as directors of the

Company, and Yahong Zhao as Chief Executive Officer and Changqing Liu as Chief Financial Officer, of the Company, effective upon the closing, and Antonio Martinez-Guzman resigned all of his positions with the Company and as a director of the Company, effective at the closing.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Office

On April 10, 2015, in conjunction with the closing of the sale of the Shares to the purchasers named above, our then Board of Directors elected Yong Xu and Yahong Zhao as directors of the Company, and Yahong Zhao as Chief Executive Officer and Changqing Liu as Chief Financial Officer, of the Company, effective upon the closing, and Antonio Martinez-Guzman resigned all of his positions with the Company and as a director of the Company, effective at the closing.

Yong Xu, age 47, has been Chairman of the Board of Huashangjie Electronic Business Service Co. Ltd. (“Huashangjie”), one of the variable interest entities owned by Yinhang, since 2009. Huashangjie primarily provides classified information platform services to users concerning the potential demand for housing rental, recruitment, second-hand goods, second-hand cars, second homes, business yellow pages, pet ticketing, travel making friends, dining entertainment and other services. From 2005 to 2009, he was Vice President of Beijing Renai Homes For The Elderly. From 2001 to 2005, he was Vice-Director of China Agricultrural Industry Economic Development Association.

Yahong Zhao, age 50, has been General Manager of Huashangjie since 2009. From 2007 to 2009, she was Chief Operating Officer of Beijing Zhangyitong Electronic Business Service Co. Ltd. From 2007 to 2007, she was Chief Operating Officer of Beijing Jinbeishun Pharmaceutical Technology Development Co. Ltd.

Changqing Liu, age 46, has been Chief Financial Officer of Huashangjie since 2013. From 1997 to 2013, he was Financial Manager of Beijing Tongbao Clothing Co. Ltd. From 1995 to 1997, he was an accountant with Beijing International Trade Co. Ltd.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

April 15, 2015	BISON PETROLEUM, CORP. By: /s/Yahong Zhao Yahong Zhao Chief Executive Officer

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